UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2019
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Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)
(720) 499-1400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CDEV	The NASDAQ Capital Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 8, 2019, Tony R. Weber notified the Board of Directors (the “Board”) of Centennial Resource Development, Inc. (the “Company”) of his resignation from the Board and its Compensation Committee and Nominating and Corporate Governance Committee, effective May 9, 2019. Mr. Weber’s resignation did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.
After giving effect to Mr. Weber’s resignation, the Board no longer has a majority of independent directors as required by NASDAQ Marketplace Rule 5605(b)(1). The Company informed NASDAQ of the foregoing and received on May 10, 2019 a notice from NASDAQ confirming the Company’s non-compliance with Rule 5605(b)(1). The NASDAQ notice also confirmed Rule 5605(b)(1) provides a cure period, which gives the Company until the earlier of the Company’s next annual meeting of shareholders or May 9, 2020 to regain compliance. The Company intends to regain compliance with Rule 5605(b)(1) in the near term.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information regarding Mr. Weber’s resignation contained in Item 3.01 is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.
Date:	May 13, 2019
		By:	/s/ GEORGE S. GLYPHIS
		Name:	George S. Glyphis
		Title:	Vice President, Chief Financial Officer and Assistant Secretary